UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

October 27, 2025
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2025, the Board of Directors (the “Board”) of CervoMed Inc. (the “Company”) appointed David Quigley as a director of the Company.

Mr. Quigley, age 58, served at the global consulting firm McKinsey & Company (“McKinsey”) for more than 25 years, including as Senior Partner from 2010 to 2025. While a Senior Partner at McKinsey, Mr. Quigley at times held various leadership roles including Global Head of Private Capital (Private Equity), North America Head of Life Sciences, and Global Lead of Life Sciences Commercial. He also served as a guest lecturer on Life Sciences at Columbia University’s Mailman School of Public Health from 2010 to 2017. Mr. Quigley holds a B.A. from University College Dublin, an M.Sc. from Queen’s University Belfast, and an M.B.A. from INSEAD.

In connection with his appointment to the Board, Mr. Quigley was granted a stock option to purchase 16,200 shares of the Company’s common stock. The option grant has an exercise price equal to $7.02, the closing price of the Company’s common stock on the grant date, will vest in 36 equal monthly installments on the last calendar day of each month commencing October 31, 2025, and will be subject to the other terms and conditions set forth in the Company’s 2025 Equity Incentive Plan and its standard form of option award agreement. In addition to the option grant, (i) Mr. Quigley will receive the other cash and equity compensation payable to the Company’s non-employee directors pursuant to its non-employee director compensation program (pro-rated as applicable to reflect the actual time Mr. Quigley will serve on the Board for this year) and (ii) effective upon his election to the Board, the Company and Mr. Quigley entered into the Company’s standard form of director and officer indemnification agreement.

Effective upon Mr. Quigley’s election as a director of the Company, the size of the Board was expanded from seven to eight members and Mr. Quigley will serve for a term to continue until the Company’s next annual meeting of stockholders. Mr. Quigley will not serve on any of the Board’s standing committees. There are no arrangements or understandings between Mr. Quigley and any other persons pursuant to which Mr. Quigley was selected as a director of the Company and there are also no family relationships between Mr. Quigley and any director or executive officer of the Company.

Item 7.01         Regulation FD Disclosure

On October 28, 2025, the Company issued a press release announcing the appointment of Mr. Quigley as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                  Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release, issued October 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Chief Financial Officer & General Counsel